SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

October 15, 2001

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THE WALT DISNEY COMPANY
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OF JURISDICTION OF INCORPORATION)

1-11605	95-4545390
(COMMISSION FILE NUMBER)	(IRS EMPLOYER
IDENTIFICATION NO.)

500 South Buena Vista Street, Burbank, California 91521
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(818) 560-1000
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not applicable
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.    Other Events.

              On October 15, 2001, Standard & Poor's lowered its ratings on The Walt Disney Company (the "Company") to "A-" with a negative current outlook and simultaneously removed the Company from CreditWatch with negative implications.

              The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for "forward-looking statements" made by or on behalf of the Company.  The Company and its representatives may from time to time make written or oral statements that are "forward-looking", including statements contained in this report and other filings with the Securities and Exchange Commission and in reports to the Company's shareholders. Management believes that all statements that express expectations and projections with respect to future matters are forward-looking statements within the meaning of the Act.  These statements are made on the basis of management's views and assumptions, as of the time the statements are made, regarding future events and business performance.  There can be no assurance, however, that management's expectations will necessarily come to pass.

             For an enterprise as large and complex as the Company, a wide range of factors could materially affect future developments and performance. A list of such factors is set forth in the Company's Annual Report on Form10-K for the year ended September 30, 2000 under the heading "Factors that may affect forward-looking statements" and in subsequent SEC filings made by the Company.

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By: /s/ David K. Thompson
David K. Thompson
Senior Vice President
Assistant General Counsel

Dated: October 16, 2001